UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 99454-8382

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $5.71, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity Line of Credit

On May 6, 2024, by Zoomcar Holdings, Inc. (the “Company”) entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a related registration rights agreement (the “White Lion RRA”) with White Lion Capital LLC (“White Lion”).

Pursuant to the Common Stock Purchase Agreement, following its closing and following the effective date of a resale registration statement registering the shares issuable to White Lion in accordance with the terms of the White Lion RRA, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to the lesser of (i) $25,000,000 in aggregate gross purchase price of newly issued shares of the Company’s Common Stock, par value $0.0001 per share, (the “Common Stock”) and (ii) the Exchange Cap (as defined below), in each case, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. The number of shares of Common Stock that the Company may require White Lion to purchase in any single sales notice will depend on a number of factors, including the type of purchase notice that the Company delivers. For example: (1) if the Company were to deliver the Initial Purchase Notice (as such term is defined in the Common Stock Purchase Agreement), the Company can require White Lion to purchase the lesser of 150% of ADTV and a number of shares of Common Stock equal to $2 million divided by the highest closing price of the Common Stock over the 5 business days prior to the notice; (2) if the Company were to deliver a Rapid Purchase Notice (as such term is defined in the Common Stock Purchase Agreement), the Company can require White Lion to purchase the lesser of 10% of the average daily trading volume (as such term is defined in the Common Stock Purchase Agreement, the “ADTV”) and a number of shares equal to $2 million divided by the highest closing price of the Common Stock over the 5 business days prior to the notice; and (3) if the Company were to deliver a VWAP Purchase Notice (as such term is defined in the Common Stock Purchase Agreement), the Company can require White Lion to purchase the lesser of 30% of the ADTV and a number of shares equal to $2 million divided by the highest closing price of the Common Stock over the 5 business days prior to the notice.

Similarly, the purchase price to be paid by White Lion for any shares that the Company requires them to purchase will depend on the type of sales notice that the Company delivers. For example, (1) for the Initial Purchase Investment Notice, the purchase price per share will be equal to 97% of the lowest VWAP (as defined in the Common Stock Purchase Agreement) that occurs during the 5 consecutive business days after the purchase notice is delivered; (2) for any Rapid Purchase Notice, the purchase price per share will be equal to the lowest traded price on the date that the notice is delivered; and (3) for any VWAP Purchase Notice, the purchase price per share will be equal to 97% of the lower of (1) the lowest daily VWAP during the three consecutive business days after notice is delivered or (2) the closing sale price on the day prior to the notice.

The Common Stock Purchase Agreement will terminate automatically on the earliest of (i) the two year anniversary of its execution date; (ii) the date when White Lion buys all the shares it agreed to buy under the Common Stock Purchase Agreement; or (iii) the date, if any, when the Company files for bankruptcy, has a bankruptcy case filed against it, has a custodian appointed for it or its property, or assigns its assets to its creditors.

In consideration for the commitments of White Lion, the Company agreed in the Common Stock Purchase Agreement to issue to White Lion an aggregate of $312,500 of shares based on the closing price of the Common Stock on the day that is the earlier of the business day prior to effectiveness of the resale registration statement registering the shares issuable under the Common Stock Purchase Agreement and the business day prior to the date that White Lion requests the issuance of the shares.

White Lion RRA

Concurrently with the Common Stock Purchase Agreement, the Company entered into the White Lion RRA with White Lion, in which the Company agreed to file, within 10 days following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, a resale registration statement with the SEC covering the resale by White Lion of the maximum number of shares permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations.

The foregoing description of each of the Common Stock Purchase Agreement and White Lion RRA does not purport to be complete and in each case is subject to, and qualified in its entirety by, the full text of the Common Stock Purchase Agreement, and the White Lion RRA, a copy of each of which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and in each case which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2024, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, because the closing bid price for the Common Stock has fallen below $1.00 per share for 33 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Rule 5450(a)(1) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of the Company’s Common Stock on the Nasdaq Global Market.  Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to November 4, 2024.

If the Company does not regain compliance by November 4, 2024, the Company may be eligible for an additional grace period.  To qualify, the Company would be required to transfer the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market and to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period.  If the Company meets these requirements, the Nasdaq staff will grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting.  The Company would have the right to appeal a determination to delist its Common Stock, and the Common Stock would remain listed on the Nasdaq Capital Market until the completion of the appeal process.

Additionally, on May 6, 2024, the Company received Notice from Nasdaq indicating that, because the market value of the Company’s Common Stock has been below $50,000,000 for 31 consecutive business days, the Company no longer complies with the minimum market value of listed securities (the “MVLS”) requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules.

Nasdaq’s Notice has no immediate effect on the listing of the Company’s Common Stock on the Nasdaq Global Market.  Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(C), the Company has been provided an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the MVLS requirement.  To regain compliance, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days prior to November 4, 2024. In the event the Company does not regain compliance with the MVLS requirement prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. The Company may be able to continue its listing by transferring the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market which has a lower MVLS requirement of $35,000,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, between Zoomcar Holdings, Inc. and White Lion Capital, LLC, dated May 6, 2024
10.2	Registration Rights Agreement, between Zoomcar Holdings, Inc. and White Lion Capital, LLC, dated May 6, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Greg Moran
	Name:	Greg Moran
	Title:	Chief Executive Officer and Director

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